                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED).........FEBRUARY 21, 1995



                              RYKOFF-SEXTON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                            0-8105                       95-2134693
(STATE OR OTHER JURISDICTION          (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
      OF INCORPORATION)                                              IDENTIFICATION NUMBER)


                              761 TERMINAL STREET
                         LOS ANGELES, CALIFORNIA 90021
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE........(213) 622-4131




                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 21, 1995 (the "Closing Date"), the Registrant, Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff"), together with John Sexton & Co., a Delaware corporation and a wholly owned subsidiary of Rykoff ("John Sexton"), acquired substantially all of the assets of Continental Foods, Inc., a privately owned Maryland corporation ("Continental"). Rykoff and John Sexton simultaneously acquired all of the partnership interests of Duke Associates, a Maryland general partnership and an affiliate (as such term is defined under the Securities Act of 1933, as amended) of Continental. Continental is a regional, full-line institutional foodservice distributor serving Maryland, Delaware, the District of Columbia, northern Virginia, southern Pennsylvania and eastern West Virginia. Rykoff and John Sexton intend to continue the business of Continental within the mid-Atlantic region.

         Rykoff and John Sexton together paid approximately $27,000,000, in payment of the purchase price for the assets and partnership interests acquired, subject to certain post-closing purchase price adjustments. The aggregate consideration consisted of approximately $24,575,000 in cash, Rykoff's issuance of an unsecured promissory note in the amount of $2,425,000 and John Sexton's assumption of certain Continental liabilities. The promissory note accrues interest at a variable rate, requires quarterly interest payments and matures on February 21, 1997. The terms of the sale are more fully described in the asset purchase agreement by and among the parties which is filed as an exhibit herewith.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Business Acquired

                 1. Continental Foods, Inc. Financial Statements as of April 30, 1994 and 1993 together with report of independent public accountants.

         (b)     Pro Forma Financial Information

                 1.       Pro Forma Financial Statements.

                 Introduction

                          The pro forma condensed financial statements present
                 the historical financial statements of Rykoff, adjusted to give effect to the purchase along with the pro forma adjustments necessary to arrive at the pro forma condensed financial statements of Rykoff.

                          The pro forma condensed balance sheet is presented as
                 of January 28, 1995. The pro forma adjustments reflect the preliminary allocation of the purchase price to the assets and liabilities acquired along with the related goodwill and step-ups to fair market value and borrowings used to finance the purchase.

                          The pro forma statements of income are presented for
                 the year ended April 30, 1994 and the nine months ended January 28, 1995. The pro forma adjustments reflect the net effect of interest expense, the elimination of certain expenses, increased depreciation and amortization and the tax effect of these adjustments.

                          The pro forma data is based upon various other
                 assumptions and includes adjustments as explained therein and in the notes thereto. Pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings and financial position or of what past earnings and financial position would have been if the purchase of Continental had been consummated at the beginning of the respective periods or as of any date for which such pro forma information is presented.

         (c)     Exhibits
                 --------

                 The following documents are filed as exhibits to this Form 8-K and are incorporated herein by reference:

                 Exhibit No.     Description
                 -----------     -----------
                      2          Asset Purchase Agreement, dated
                                 February 10, 1995, by and among Continental
                                 Foods, Inc., John Guerriero, et al.

                     23          Consent of Independent Public Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       RYKOFF-SEXTON, INC.


Date:            March 28, 1995             By: /s/ MARK VAN STEKELENBURG
                                                --------------------------------
                                                Mark Van Stekelenburg,
                                                President and Chief Executive
                                                Officer


Date:            March 28, 1995             By: /s/ RICHARD J. MARTIN
                                                --------------------------------
                                                Richard J. Martin
                                                Senior Vice President and Chief
                                                Financial Officer


Date:            March 28, 1995             By: /s/ VICTOR B. CHAVEZ
                                                --------------------------------
                                                Victor B. Chavez
                                                Vice President and Chief
                                                Accounting Officer

       ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



                                                                                   Page
                                                                                   Number
                                                                           ---------------------
7(a)    Financial Statements of Business Acquired

          Continental Foods, Inc.

             Report of Independent Public Accountants                                 6


             Balance Sheets as of April 30, 1994 and 1993                             7


             Statements of Income and Retained Earnings for the years
                  ended April 30, 1994 and 1993                                       8


             Statements of Cash Flows for the years ended April 30, 1994
                  and 1993                                                            9


             Notes to Financial Statements                                           10


7(b)  Unaudited Pro Forma Financial Statements

             Pro Forma Balance Sheet as of
               January 28, 1995 together with
               related notes                                                         15


             Pro Forma Statement of Income for the
               nine months ended January 28, 1995                                    16


             Pro Forma Statement of Income for the
               twelve months ended April 30, 1994                                    17


             Notes to Pro Forma Statements
               of Income                                                             18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of Continental Foods, Inc.:

We have audited the accompanying balance sheets of Continental Foods, Inc. (a Maryland corporation) as of April 30, 1994 and 1993, and the related statements of income and retained earnings, and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Foods, Inc. as of April 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP



Baltimore, Maryland,
June 7, 1994

                            CONTINENTAL FOODS, INC.

                                 BALANCE SHEETS

                         AS OF APRIL 30, 1994 AND 1993

                                     ASSETS

                                                            1994                   1993
                                                         -----------            -----------
CURRENT ASSETS:
   Cash and cash equivalents                             $ 1,410,216            $ 1,019,793
   Accounts and notes receivable, net of
     allowance for doubtful accounts of
     $518,904 and $301,990, respectively
     (Notes 1 and 4)                                       8,015,489              6,799,942
   Inventory (Notes 1 and 4)                               4,175,003              3,260,466
   Prepaid expenses and other assets                         455,083                269,176
                                                         -----------            -----------
       Total Current Assets                               14,055,791             11,349,377

NOTES RECEIVABLE  -  NONCURRENT (Note 1)                     240,511                364,437

PROPERTY, PLANT AND EQUIPMENT, net
   (Notes 1 and 2)                                           840,321                832,147

CASH SURRENDER VALUE OF OFFICERS' LIFE
   INSURANCE                                                 146,586                134,024

INTANGIBLE ASSETS, net of accumulated
   amortization of $45,050 and $41,200,
   respectively                                                    -                  3,850
                                                         -----------            -----------
       Total Assets                                      $15,283,209            $12,683,835
                                                         ===========            ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Demand notes payable (Notes  3  and  4)               $   843,075            $ 1,065,402
   Revolving line of credit (Note 4)                       1,250,000                975,000
   Current portion of long-term debt
     (Note 4)                                                 26,669                 72,125
   Accounts payable                                        4,871,720              4,568,754
   Accrued expenses and other                                923,432                710,873
                                                         -----------            -----------
       Total Current Liabilities                           7,914,896              7,392,154

LONG-TERM DEBT, net of current portion
   (Note 4)                                                        -                 26,062

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
   Capital stock - authorized 5,000 shares, no
     par value, 60 shares issued and outstanding              18,000                 18,000
   Retained earnings                                       7,350,313              5,247,619
                                                         -----------            -----------
       Total Stockholders' Equity                          7,368,313              5,265,619
                                                         -----------            -----------
       Total Liabilities and Stockholders' Equity        $15,283,209            $12,683,835
                                                         ===========            ===========



      The accompanying notes are an integral part of these balance sheets.

                            CONTINENTAL FOODS, INC.


                  STATEMENTS OF INCOME AND RETAINED EARNINGS

                  FOR THE YEARS ENDED APRIL 30, 1994 AND 1993



                                                              1994                     1993
                                                           -----------              -----------
NET SALES                                                  $91,018,183              $69,889,503

COST OF GOODS SOLD                                          75,885,901               57,606,320
                                                           -----------              -----------

    Gross profit                                            15,132,282               12,283,183

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                                  13,148,957               10,833,532

INTEREST EXPENSE                                                78,012                  107,957

OTHER INCOME, net                                              197,381                  224,673
                                                           -----------              -----------

    Net income                                               2,102,694                1,566,367

RETAINED EARNINGS, beginning of year                         5,247,619                3,681,252
                                                           -----------              -----------
RETAINED EARNINGS, end of year                             $ 7,350,313              $ 5,247,619
                                                           ===========              ===========





       The accompanying notes are an integral part of these statements.

                            CONTINENTAL FOODS, INC.

                           STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED APRIL 30, 1994 AND 1993

                                                                 1994               1993
                                                              -----------        -----------
CASH FLOWS PROVIDED BY
  OPERATING ACTIVITIES:
  Net income                                                  $ 2,102,694        $ 1,566,367
  Adjustments to reconcile net income to
     cash flows provided by operating activities-
     Depreciation and amortization                                179,760            176,504
     Provision for doubtful accounts                              981,947            274,042
     Gain on the disposal of property,
       plant and equipment                                           -                (2,677)
     Changes in operating items                                (2,658,487)        (1,586,922)
                                                              -----------        -----------
       Cash Flows Provided By Operating
            Activities                                            605,914            427,314

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                     (184,084)          (435,291)
  Proceeds from sale of property, plant
     and equipment                                                   -                24,000
  Increase in cash surrender value of
     officers' life insurance                                     (12,562)           (30,468)
  Decrease in deposits                                               -                13,481
                                                              -----------        -----------
       Cash Flows Used In Investing
            Activities                                           (196,646)          (428,278)

CASH FLOWS (USED IN) PROVIDED BY
  FINANCING ACTIVITIES:
  (Decrease) Increase in demand notes
     payable, net                                                (222,327)           278,259
  Increase in line of credit, net                                 275,000            125,000
  Borrowings of long-term debt                                       -                27,888
  Payments on long-term debt                                      (71,518)           (74,087)
                                                              -----------        -----------
       Cash Flows (Used In) Provided By
         Financing Activities                                     (18,845)           357,060
                                                              -----------        -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                         390,423            356,096

CASH AND CASH EQUIVALENTS, beginning of year                    1,019,793            663,697
                                                              -----------        -----------
CASH AND CASH EQUIVALENTS, end of year                        $ 1,410,216        $ 1,019,793
                                                              ===========        ===========

CHANGES IN OPERATING ITEMS:
  Increase in accounts and notes receivable                    (2,073,568)        (2,427,778)
  Increase in inventory                                          (914,537)          (962,506)
  Increase in prepaid expenses and
     other assets                                                (185,907)          (144,861)
  Decrease in due from affiliate                                     -               510,000
  Increase in accounts payable                                    302,975          1,434,770
  Increase in accrued expenses                                    212,550              3,453
                                                              -----------        -----------
       Changes in Operating Items                             $(2,658,487)       $(1,586,922)
                                                              ===========        ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                      $    43,321        $   107,957
                                                              ===========        ===========




       The accompanying notes are an integral part of these statements.

                            CONTINENTAL FOODS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                            APRIL 30, 1994 AND 1993



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Inventory

Inventory consists primarily of dairy products, meat, canned and boxed foods, tableware, cleaning supplies, and other institutional food service products.

Inventory is valued at the lower of cost or market using the last-in, first-out
(LIFO) method. If the first-in, first-out (FIFO) method of valuing inventory had been used, net income would have been $133,344 and $77,104 higher in 1994 and 1993, respectively, and inventory would have been increased by approximately $1,222,384 and $1,089,040 as of April 30, 1994 and 1993,
respectively.

Notes Receivable

Continental Foods, Inc. (the Company) lends money to many of its customers for the purchase of inventory and capital expenditures. The notes mature through February 1996 and generally bear interest at rates ranging from 12% to 18%. The Company has a security interest in the assets of the customers' businesses for the majority of these notes.

Concentration of Credit

Most of the Company's business is with customers in the food service industry in the mid-Atlantic region. The Company is also a creditor for notes receivable from businesses in this industry.

Property, Plant and Equipment

Property, plant and equipment is depreciated using the straight-line method over useful lives of 5 to 10 years for delivery equipment, furniture and fixtures and warehouse equipment, and 10 to 20 years for leasehold improvements.

Income Taxes

No provision for income taxes has been recorded in the accompanying financial statements due to the Company's election to be taxed as an S Corporation under the provisions of the Internal Revenue Code (IRC). In accordance with this election, generally all profits and losses generated by operations flow through to the shareholders, who are taxed at the individual level. The Company made deposits with the Internal Revenue Service under IRC section 7519 totaling $323,318 and $191,968 as of April 30, 1994 and 1993, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of bank deposits and any highly liquid investments with a maturity of three months or less.

Reclassifications

Certain reclassifications have been made to amounts reported in the prior year to conform to the current year presentation.

2.  PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment is stated at cost less accumulated depreciation and consisted of the following as of April 30:

                                                          1994                    1993
                                                       ----------              ----------
       Leasehold improvements                          $  187,658              $  175,855
       Furniture and fixtures                             742,909                 651,489
       Delivery equipment                                 176,240                 176,240
       Warehouse equipment                                598,448                 525,575
                                                       ----------              ----------
                                                        1,705,255               1,529,159

       Less:  Accumulated depreciation                    864,934                 697,012
                                                       ----------              ----------
       Property, plant and equipment, net              $  840,321              $  832,147
                                                       ==========              ==========


3.      RELATED PARTY TRANSACTIONS AND BALANCES:

The Company leases its present facilities from entities owned by the controlling stockholder. (See Note 5 for details of lease commitments). The Company is a co-guarantor of the financing on these buildings.

As of April 30, 1994 and 1993, the Company had demand notes payable to its stockholders, a partnership owned by a stockholder and a former stockholder totaling $685,029 and $938,171, respectively.

4 .  DEBT:

Demand Notes Payable

Demand notes payable consisted of the following as of April 30:

                                                                           1994                1993
                                                                         --------            ----------
    Notes payable to the Company's majority
       stockholder; interest at the bank's
       prime rate plus .35% and 5%, respectively,
       payable monthly                                                   $287,771            $  610,068

    Note payable to a stockholder; interest
       at the bank's prime rate plus .35%,
       payable monthly                                                    170,573               160,006

    Note payable to a partnership owned
       by a stockholder; noninterest-bearing                              139,500                98,500

    Note payable to vendors; noninterest-
       bearing                                                            125,000                99,720

    Note payable to a former stockholder of the
       Company; interest at the bank's prime
       rate plus .05%, payable monthly                                     87,185                69,597

    Note payable to a relative of the Company's
       majority stockholder; interest at the
       bank's prime rate plus .35%                                         33,046                27,511
                                                                         --------            ----------
                                                                         $843,075            $1,065,402
                                                                         ========            ==========

Revolving Line of Credit

The line of credit accrues interest at the bank's prime rate plus .35% and expires on September 30, 1994. The note is secured by the accounts receivable and inventory of the Company and is guaranteed by the stockholders. The loan agreement contains covenants which require the Company to maintain: a minimum current ratio, a minimum rate of cash flow to debt service and a minimum debt to worth ratio. The Company was in compliance with all covenants as of April 30, 1994 and 1993.

Long-Term Debt

Long-term debt consisted of the following as of April 30:



                                                                 1994                 1993
                                                                -------              -------
Deferred compensation contract payable
  to the widow of a former key employee;
  interest at 13%, principal and interest
  payable monthly through October 1994                          $26,669              $73,989

Notes payable; interest at 9.0%, principal
  and interest due monthly through
  April 1994                                                          -               12,773

Note payable to an employee of the Company;
  interest at 12%, principal and interest
  payable annually through December 1993                              -               11,425
                                                                -------              -------
                                                                 26,669               98,187

Less:  Current portion                                           26,669               72,125
                                                                -------              -------
                                                                $     -              $26,062
                                                                =======              =======


All long-term debt matures during the year ended April 30, 1995.

5.       COMMITMENTS:

Lease Commitments

The Company leases its main warehouse and office facility from an entity owned by the Company's major stockholder (see Note 3). This lease required an annual base rent of $365,000 through October 31, 1992. Effective November 1, 1992, the annual base rent increased to $684,000 due to the additional warehouse space. In addition, this lease contains renewal options covering nineteen years and requires the Company to pay all property taxes, insurance and maintenance on the property. Rent expense for this facility totaled $684,000 and $524,000 for the years ended April 30, 1994 and 1993, respectively.

A substantial portion of the Company's delivery equipment is leased under leases expiring at various dates through March 2004. The full service leases include all repairs, fuel and base rental charges. Rent expense for the delivery equipment was $1,002,369 and $774,238 for the years ended April 30, 1994 and 1993, respectively.

The Company is obligated under a 5-year lease for certain computer equipment expiring February 1995. Rent expense related to computer equipment was $165,838 and $130,888 for the years ended April 30, 1994 and 1993, respectively.

Lease commitments are summarized as follows:

    Years Ending
      April 30,                                       Amount
    ------------                                    ----------
        1995                                        $1,378,961
        1996                                         1,279,398
        1997                                         1,046,482
        1998                                           914,917
        1999                                           873,540
        2000 and thereafter                            347,685

Commitment Under Noncompetition Agreement

The Company has agreed to pay certain amounts to former principals of an acquired company for a period of six years from the date of acquisition. In return for this consideration, said principals have agreed not to compete with the Company during that period.

Future commitments under these agreements of $120,225 will be paid in fiscal year 1995.

6.  EMPLOYEE BENEFIT PLAN:

The Company maintains a discretionary profit sharing plan covering substantially all of its employees. Profit sharing plan expense was $229,332 and $161,515 during the years ended April 30, 1994 and 1993, respectively.

                             RYKOFF-SEXTON, INC.
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                JANUARY 28, 1995
                             (DOLLARS IN THOUSANDS)

                                                   RYKOFF-      CONTI-
                                                   SEXTON       NENTAL                  PRO-
                                                (Historical)  (Historical  COMBINED     FORMA            PRO-
                                                (unaudited)   (unaudited)    TOTAL       ADJ            FORMA
                                                ----------    ----------   --------   ---------       --------
                        ASSETS

 CASH AND CASH EQUIVALENTS                       $ 12,366     $ 1,651      $ 14,017   $(14,017)(A)    $      -
 ACCOUNTS RECEIVABLE, NET                         139,994       7,624       147,618                    147,618
 INVENTORIES                                      137,988       4,423       142,411      1,222 (B)     143,633
 PREPAID EXPENSES                                  15,661         492        16,153       (400)(C)      15,753
                                                 --------     -------      --------   --------        --------
   TOTAL CURRENT ASSETS                           306,009      14,190       320,199    (13,195)        307,004
                                                 --------     -------      --------   --------        --------

 PROPERTY, PLANT AND EQUIPMENT, NET               165,789         928       166,717      4,000 (D)     170,717
 GOODWILL                                                                         -     20,781 (E)      20,781
 OTHER ASSETS, NET                                  7,555         173         7,728       (156)(C)       7,572
                                                 --------     -------      --------   --------        --------
 TOTAL                                           $479,353     $15,291      $494,644   $ 11,430        $506,074
                                                 ========     =======      ========   ========        ========

         LIABILITIES AND SHAREHOLDERS' EQUITY

 ACCOUNTS PAYABLE                                $ 77,974     $ 4,386      $ 82,360   $  7,300 (G)   $  89,425
                                                                                          (235)(H)
 ACCRUED LIABILITIES                               53,883         882        54,765        615 (I)      55,380
 INCOME TAXES PAYABLE                                 507          53           560                        560
                                                 --------     -------      --------   --------        --------
   TOTAL CURRENT LIABILITIES                      132,364       5,321       137,685      7,680         145,365

 LONG-TERM DEBT, LESS CURRENT PORTION             130,089           -       130,089     13,720 (F,J)   143,809
 DEFERRED INCOME TAXES                              6,324           -         6,324                      6,324
 OTHER LONG-TERM LIABILITIES                        6,187           -         6,187                      6,187
                                                 --------     -------      --------   --------        --------
 TOTAL LIABILITIES                                274,964       5,321       280,285     21,400         301,685

 SHAREHOLDERS' EQUITY

 COMMON STOCK, AT STATED VALUE                      1,497          18         1,515        (18)(K)       1,497
 ADDITIONAL PAID-IN CAPITAL                        92,289           -        92,289                     92,289
 RETAINED EARNINGS                                115,228       9,952       125,180     (7,300)(G)     115,228
                                                                                        (2,652)(K)
                                                 --------     -------      --------   --------        --------
                                                  209,014       9,970       218,984     (9,970)        209,014

 LESS: TREASURY STOCK, AT COST                     (4,625)          -        (4,625)                    (4,625)
                                                 --------     -------      --------   --------        --------
 TOTAL SHAREHOLDERS' EQUITY                       204,389       9,970       214,359     (9,970)        204,389
                                                 --------     -------      --------   --------        --------
 TOTAL LIABILITIES AND EQUITY                    $479,353     $15,291      $494,644   $ 11,430        $506,074
                                                 ========     =======      ========   ========        ========



 (A)  Reflects the cash used to acquire Continental Foods, Inc.
 (B)  Reflects the step-up in inventory.
 (C)  Assets not acquired.
 (D)  Fair value of real estate assets acquired.
 (E)  Goodwill on acquisition.
 (F)  Borrowings used to pay for acquisition ($11,295).
 (G) Dividend to sellers subsequent to balance sheet date for tax liability on prior earnings.
 (H)  Continental historical notes payable not assumed.
 (I)  To accrue costs and expenses related to the acquisition.
 (J)  Note payable to seller ($2,425).
 (K)  Reflects elimination of historical equity of Continental.

                             RYKOFF-SEXTON , INC.
                  UNAUDITED PROFORMA COMBINED INCOME STATEMENT
                           NINE MONTHS ENDED 1/28/95
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     Nine Months Ended
                                                ---------------------------
                                                   RYKOFF-        CONTI-
                                                   SEXTON         NENTAL
                                                (Historical)   (Historical)                 PRO-
                                                (unaudited)    (unaudited)     COMBINED     FORMA           PRO-
                                                  1/28/95        1/31/95         TOTAL       ADJ           FORMA
                                                 ----------      -------      ----------   -------       ----------
 SALES                                          $ 1,152,727      $78,831      $1,231,558                 $1,231,558
 COST OF SALES                                      908,300       65,702         974,002                    974,002
                                                 ----------      -------      ----------    -------      ----------
 GROSS PROFIT                                       244,427       13,129         257,556          -         257,556

 WAREHOUSE, SELLING, G&A                            224,367       10,642         235,009         81 (B)     234,216
                                                                                                 52 (H)
                                                                                               (926)(C)
 AMORTIZATION OF GOODWILL                                              -               -        390 (D)         390
                                                 ----------      -------      ----------    -------      ----------
 NET OPERATING EXPENSES                             224,367       10,642         235,009       (403)        234,606
                                                 ----------      -------      ----------    -------      ----------
 OPERATING PROFIT                                    20,060        2,487          22,547        403          22,950

 INTEREST EXPENSE                                     8,185          (58)          8,127      1,116 (E)       9,301
                                                                                                 58 (G)
 OTHER INCOME                                                         57              57                         57
                                                 ----------      -------      ----------    -------      ----------
 INCOME FROM CONT. OPERATIONS BEFORE
   INCOME TAXES                                      11,875        2,602          14,477       (771)         13,706

 PROVISION FOR INCOME TAXES                           4,869            -           4,869        750 (F)       5,619
                                                 ----------      -------      ----------    -------      ----------
 INCOME FROM CONTINUING OPERATIONS                    7,006        2,602           9,608     (1,521)          8,087

 DISCONTINUED OPERATIONS:
   INCOME FROM DISCONTINUED OPERATIONS,
   NET OF INCOME TAXES                                  137            -             137                        137

   GAIN ON DISPOSAL OF DISCONTINUED  OPERATIONS      23,359            -          23,359                     23,359
                                                 ----------      -------      ----------    -------      ----------
 NET INCOME                                      $   30,502      $ 2,602      $   33,104    $(1,521)     $   31,583
                                                 ==========      =======      ==========    =======      ==========

Weighted Average Shares Outstanding                  14,663                                                  14,663
                                                 ==========                                               =========
Earnings per Share Data:
Income from continuing operations                $     0.48                                               $    0.55
Income from discontinued operations                    0.01                                                    0.01
Gain on disposal of discontinued operations            1.59                                                    1.59
                                                 ----------                                               ---------
 Net Income                                      $     2.08                                               $    2.15
                                                 ==========                                               =========

                             RYKOFF - SEXTON , INC.
                  UNAUDITED PROFORMA COMBINED INCOME STATEMENT
                      FOR THE TWELVE MONTHS ENDED 4/30/94
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                         RYKOFF-        CONTI-
                                                         SEXTON         NENTAL                     PRO-
                                                      (Historical)   (Historical)    COMBINED     FORMA           PRO-
                                                       (audited)      (audited)       TOTAL        ADJ           FORMA
                                                      ------------   ------------   ----------   -------       ----------
 SALES                                                 $1,444,226      $91,018      $1,535,244                 $1,535,244
 COST OF SALES                                          1,127,865       75,886       1,203,751   $  (133)(A)    1,203,618
                                                       ----------      -------      ----------   -------       ----------
 GROSS PROFIT                                             316,361       15,132         331,493       133          331,626

 WAREHOUSE, SELLING, G&A                                  297,489       13,149         310,638       108 (B)      309,894
                                                                                                     197 (H)
                                                                                                  (1,049)(C)
 AMORTIZATION OF GOODWILL                                       -            -               -       520 (D)          520
                                                       ----------      -------      ----------   -------       ----------
 NET OPERATING EXPENSES                                   297,489       13,149         310,638      (224)         310,414
                                                       ----------      -------      ----------   -------       ----------

 OPERATING PROFIT                                          18,872        1,983          20,855       357           21,212

 INTEREST EXPENSE                                          11,946           78          12,024     1,488 (E)       13,434
                                                                                                     (78)(G)
 OTHER INCOME                                                   -          197             197      (101)(G)           96
                                                       ----------      -------      ----------   -------       ----------
 INCOME FROM CONT. OPERATIONS BEFORE
   INCOME TAXES                                             6,926        2,102           9,028    (1,154)           7,874

 PROVISION FOR INCOME TAXES                                 2,805            -           2,805       424 (F)        3,229
                                                       ----------      -------      ----------   -------       ----------

 INCOME FROM CONTINUING OPERATIONS                          4,121        2,102           6,223    (1,578)           4,645

 EXTRAORDINARY ITEM NET OF INCOME TAXES                    (1,444)                      (1,444)                    (1,444)

 DISCONTINUED OPERATIONS:
   INCOME FROM DISCONTINUED OPERATIONS,
   NET OF INCOME TAXES                                      3,241            -           3,241                      3,241
                                                       ----------      -------      ----------   -------       ----------
 NET INCOME                                            $    5,918      $ 2,102      $    8,020   $(1,578)      $    6,442
                                                       ==========      =======      ==========   =======       ==========

Weighted Average Shares Outstanding                        14,601                                                  14,601
                                                       ==========                                              ==========

Earnings per Share Data:
Income from continuing operations                      $     0.28                                              $     0.32
Income from discontinued operations                          0.22                                              $     0.22
                                                       ----------                                              ----------
Income before extraordinary item                             0.50                                                    0.54
Extaordinary item                                           (0.10)                                                  (0.10)
                                                       ----------                                              ----------
  Net Income                                           $     0.40                                              $     0.44
                                                       ==========                                              ==========

                              RYKOFF SEXTON, INC.
         NOTES TO UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED 4/30/94 AND THE NINE MONTHS ENDED 1/28/95



 (A)  Eliminate Continental historical LIFO provision.

 (B)  Record depreciation on assets acquired.

 (C)  Eliminate Continental historical lease expense and owner salaries.

 (D)  Amortization of goodwill on Continental acquisition.

 (E)  Interest expense on borrowings to finance the acquisition.

 (F) Tax provision on Continental's pre-tax income at the consolidated corporate tax rate.

 (G)  Eliminates Continental's historical interest expense and income.

 (H)  Eliminate Continental's rental income.

                                EXHIBIT INDEX

Exhibit No.                                Description
-----------          ---------------------------------------------------------------------------
    2                 *Asset Purchase Agreement, dated February 10, 1995, by and among Continental
                         Foods, Inc., John Guerriero, et al.

   23                **Consent of Independent Public Accountants




________________

 *Previously filed
**Filed herewith